                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                             Solectron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Solectron Corporation
--------------------------------------------------------------------------------
                   (Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit price or other underlying value of transaction computed
          pursuant to Exchange Act Rule 0-11: $                              (A)

     (4)  Proposed maximum aggregate value of transaction: $
---------------

(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          $125


     (2)  Form, Schedule or Registration Statement No.:


          Schedule 14A for Preliminary Proxy Statement


     (3)  Filing Party:


          Solectron Corporation


     (4)  Date Filed:


          November 20, 1996, File No. 001-11098

                                      LOGO
                             SOLECTRON CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Solectron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Solectron Corporation (the "Company"), a California corporation, will be held on Thursday, January 9, 1997, at 9:00 a.m., local time, at The Westin Hotel, Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

          1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly owned Delaware subsidiary of the Company.


          3. To approve the establishment of a classified Board of Directors of the Company when the change in its state of incorporation, proposed above, occurs.



          4. To approve an increase in the number of authorized shares of Common Stock of the Company from eighty million (80,000,000) to two hundred million (200,000,000) when the change in its state of incorporation, proposed above, occurs.



          5. To approve the form of indemnification agreement to be entered into between the Company and its directors and officers when the change in the Company's state of incorporation, proposed above, occurs.



          6. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by two million five hundred thousand (2,500,000) shares to an aggregate of eight million five hundred thousand (8,500,000) shares.



          7. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending August 31, 1997.



          8. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on November 15, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                          Sincerely,

                                          LOGO
                                          SUSAN WANG
                                          Secretary

Milpitas, California

December 6, 1996

                             SOLECTRON CORPORATION

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Solectron Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, January 9, 1997, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Westin Hotel, Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054. The Company's telephone number is (408) 957-8500.


     These proxy solicitation materials were mailed on or about December 6, 1996 to all shareholders of record at the close of business on November 15, 1996 (the "Record Date"). A copy of the Company's Annual Report to Shareholders for the year ended August 31, 1996 ("fiscal 1996"), including financial statements, was sent to the Shareholders prior to or concurrently with this Proxy Statement.


RECORD DATE; OUTSTANDING SHARES

     Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 52,966,689 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Susan Wang, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "Proposal One -- ELECTION OF DIRECTORS -- Required Vote."

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.


SPECIAL CONSIDERATIONS



     This proxy statement submits for shareholder approval a number of proposed changes in the charter and bylaws of the Company. As discussed more fully in Proposals Two through Five, the Company proposes to change its state of incorporation from California to Delaware by means of a merger into a wholly-owned subsidiary. Simultaneous with this reincorporation, assuming shareholder approval of the several proposals in this proxy statement, the Company intends to effect certain changes in its charter and bylaws which could be viewed as having negative consequences on shareholder rights but which the Board of Directors believes to be in the best interest of the Company. Specifically, the Company intends to make the following changes in connection with its reincorporation in Delaware: the elimination of the right of shareholders to call special meetings and to act by written consent, the addition of advance notice requirements for director nominees and business items proposed by the shareholders, the elimination of the ability to remove directors without cause, and (assuming shareholder approval of the separate Proposals Three and Four, respectively) the establishment of a classified Board of Directors and an increase in the number of authorized shares of Common Stock of the Company to two hundred million (200,000,000). (See PROPOSALS TWO through FIVE for a full explanation of the proposed changes.)

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1997

     Proposals of shareholders of the Company which are to be presented by such shareholders at the Company's Annual Meeting for the year ended August 31, 1997 ("fiscal 1997") must be received by the Company no later than July 29, 1997 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A Board of nine (9) directors is to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. All of the nominees are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below:

                                                                                  DIRECTOR
          NAME OF NOMINEE            AGE           PRINCIPAL OCCUPATION             SINCE
-----------------------------------  ---    ----------------------------------    ---------
Koichi Nishimura, Ph.D.............  58     President and Chief Executive           1991
                                            Officer
                                            of the Company, Chairman of the
                                            Board of the Company
Winston H. Chen, Ph.D.(1)..........  55     Chairman, Paramitas Foundation          1978
Richard A. D'Amore(2)..............  43     General Partner, North Bridge           1985
                                            Venture Partners
Charles A. Dickinson(1)............  73     Independent Consultant                  1984
Heinz Fridrich(2)..................  63     Faculty Member, University of           1996
                                            Florida
Kenneth E. Haughton, Ph.D.(3)......  68     Independent Consultant                  1985
Paul R. Low, Ph.D.(2)..............  63     President, PRL Associates               1993
W. Ferrell Sanders(3)..............  59     General Partner, Asset Management       1986
                                            Company
Osamu Yamada(1)....................  67     Advisor, The Mitsubishi Bank,           1994
                                            Limited

---------------
(1) Member of the Nominating Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five (5) years. There is no family relationship between any director or executive officer of the Company.

     Dr. Koichi Nishimura has served as a director of the Company since 1991, Chairman of the Board of Directors since September 1996, Chief Executive Officer since 1992 and President since 1990. He was Co-Chief Executive Officer from 1991 to 1992 and Chief Operating Officer from 1988 to 1991. From 1964 to 1988, Dr. Nishimura was employed by International Business Machines Corporation ("IBM") in various technology and management positions. He also serves as a director of Merix Corporation.

     Dr. Winston H. Chen has served as a director of the Company since 1978, Chairman of the Board of Directors from 1990 to 1994, President from 1979 to 1990, Chief Executive Officer from 1984 to 1991, and as Co-Chief Executive Officer from 1991 to 1992. Dr. Chen is currently Chairman of Paramitas Foundation. From 1970 to 1978, Dr. Chen served as Process Technology and Development Manager of IBM. He also serves as a director of Intel Corporation and Edison International.

     Mr. Richard A. D'Amore has served as a director of the Company since 1985. Mr. D'Amore has been a general partner of various venture capital funds affiliated with Hambro International Venture Funds since 1982 and a general partner of North Bridge Venture Partners since 1992. He also serves as a director of Math Soft, Inc., VEECO, and Xionics Instruments.

     Mr. Charles A. Dickinson has served as a director of the Company since 1984, and served as Chairman of the Board of Directors from 1986 to 1990 and from 1994 to September 1996. He served as an independent consultant to the Company from 1991 to 1993 and is currently serving in that capacity. He served as President, Solectron Europe from 1993 to February 1996. From 1986 to 1990, Mr. Dickinson was Chairman of the Board of Directors, President and Chief Executive Officer of Vermont Micro Systems, Inc. He also serves as a director of Trident Microsystems, Inc.

     Mr. Heinz Fridrich has served as a director of the Company since April 1996. He is currently a member of the faculty of the University of Florida. From 1950 to 1993, Mr. Fridrich held a number of manufacturing and operations management positions in Europe and the United States with IBM. He also serves as a director of Central Hudson Gas & Electric Company in Poughkeepsie, New York.

     Dr. Kenneth E. Haughton has served as a director of the Company since 1985. Dr. Haughton is currently an independent consultant. From 1990 to 1991, he was Vice President of Engineering at Da Vinci Graphics. From 1989 to 1990, Dr. Haughton was an independent consultant, and from 1982 to 1989, he served as Dean of Engineering at Santa Clara University. He also serves as a director of Seagate Technology.

     Dr. Paul R. Low has served as a director of the Company since 1993. He is currently President of PRL Associates. Prior to founding PRL Associates, Dr. Low worked for IBM from 1957 to 1992. He held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and IBM Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line, also serving on IBM's corporate management board. He also serves as a director of Applied Materials, Inc., VEECO, Number Nine, NCD, Xion, and IPAC.

     Mr. W. Ferrell Sanders has served as a director of the Company since 1986. Since 1987, Mr. Sanders has been a general partner of Asset Management Company, a venture capital management firm. From 1981 to 1987, he was an independent management consultant. He also serves as a director of Adaptec, Inc..

     Mr. Osamu Yamada has served as a director of the Company since 1994. Mr. Yamada is currently an advisor to The Mitsubishi Bank, Limited. From 1990 to 1991, he was Chairman and Chief Executive Officer of BankCal Tri-State Corporation, a wholly owned subsidiary of The Mitsubishi Bank, Limited. From 1987 to 1990, he was Senior Managing Director of The Mitsubishi Bank, Limited, and in an overlapping period from 1985 to 1990, he was also Chairman, President and Chief Executive Officer of Bank of California. Prior to 1985, he held a number of key management positions with The Mitsubishi Bank, Limited organization. Mr. Yamada currently serves as a director of PictureTel and on a number of boards of major universities and cultural centers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six (6) regular meetings and six (6) telephonic meetings during fiscal 1996.

     During fiscal 1996, each director attended at least seventy-five percent (75%) of the meetings of the Board of Directors and meetings of committees upon which such director served.

     The Audit Committee of the Board of Directors currently consists of Richard
A. D'Amore, Heinz Fridrich and Dr. Paul R. Low. This committee oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements and coordinates and approves the activities of the Company's auditors. The Audit Committee held one (1) meeting during fiscal 1996.

     The Compensation Committee of the Board of Directors is currently composed of Dr. Kenneth E. Haughton and W. Ferrell Sanders. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, such as incentive stock option grants. The Compensation Committee held a total of four (4) meetings during fiscal 1996.

     The Nominating Committee of the Board of Directors currently consists of Dr. Winston H. Chen, Charles A. Dickinson, and Osamu Yamada. This committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommends candidates for election to the Board of Directors. The Nominating Committee held one (1) meeting during fiscal 1996.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company ("Outside Directors") receive annual retainers of $16,800. In addition, each Outside Director is paid $2,200 for each Board meeting attended, as well as $500 for each telephonic meeting attended in fiscal 1996. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.


     Options to purchase shares of the Company's common stock are granted to Outside Directors under the 1992 Stock Option Plan (the "Option Plan") only in accordance with an automatic, non-discretionary grant mechanism. The Option Plan provides, with respect to Outside Directors, for an automatic grant on December 1 of each year of a nonstatutory option to purchase six thousand (6,000) shares (pro rata for the portion of the first fiscal year of service as an Outside Director) of the Company's Common Stock at a per share exercise price of 100% of the fair market value on the date of grant. All Outside Directors, serving in such capacity on December 1, 1995, received a grant of six thousand (6,000) shares. Please see "Proposal Six -- Amendment of 1992 Stock Option
Plan -- Automatic Grants to Outside Directors."


REQUIRED VOTE

     Each shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, and any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no legal effect under California law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority ("broker non-votes"), will be counted as present for purposes of determining the presence or absence of a quorum.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                          REINCORPORATION IN DELAWARE

INTRODUCTION

     For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO

READ CAREFULLY THE FOLLOWING SECTIONS OF THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION PROPOSAL. Throughout the Proxy Statement, the term "Solectron California" refers to the existing California corporation and the term "Solectron Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of Solectron California, which is the proposed successor to Solectron California.


     As discussed below, the principal reasons for the proposed reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law, and the increased ability of the Company to attract and retain qualified directors. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the proposed Delaware Certificate of Incorporation and Bylaws are substantially similar to those currently in effect in California, with the exception that the Board of Directors will be divided into classes with staggered terms of office (if PROPOSAL
THREE -- Establishment of a Classified Board of Directors is approved), certain shareholder rights to call special meetings and to act by written consent will be eliminated, shareholder nominations for director and for business to be presented at an Annual Meeting will be subject to a ninety-day advance notice requirement, directors will no longer be removed without cause, and the number of shares of Common Stock authorized for issuance will be increased from eighty million (80,000,000) to two hundred million (200,000,000) (if PROPOSAL
FOUR -- Increase in Authorized Shares is approved). The Reincorporation Proposal is not being proposed in order to prevent a nonsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation of the Board of Directors or take significant action that affects the Company.


     The Reincorporation Proposal will be effected by merging Solectron California into Solectron Delaware. Upon completion of the merger, Solectron California will cease to exist and Solectron Delaware will continue to operate the business of the Company under the name Solectron Corporation.

     Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of Solectron California Common Stock, no par value, will automatically be converted into one share of Solectron Delaware Common Stock, $.001 par value, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of Solectron California Common Stock will continue to represent the same number of shares of Common Stock of Solectron Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SOLECTRON DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of Solectron California is listed for trading on the New York Stock Exchange, and after the merger Solectron Delaware's Common Stock will continue to be traded on the New York Stock Exchange without interruption, under the same symbol ("SLR") as the shares of Solectron California Common Stock are traded under such system prior to the merger.

     Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of Solectron California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal". The Proposed Reincorporation has been unanimously approved by Solectron California's Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of Solectron California will have no dissenters' rights of appraisal with respect to the merger.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Solectron Delaware (the "Certificate of Incorporation") and the Bylaws of Solectron Delaware, copies of which are attached hereto as Exhibits A, B and C, respectively.


     APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF SOLECTRON DELAWARE AND ALL PROVISIONS THEREOF EXCEPT WITH RESPECT TO MORE MATTERS SET FORTH IN PROPOSALS THREE AND FOUR TO BE SEPARATELY VOTED UPON BY THE SHAREHOLDERS.


VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL


     Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, (ii) the Certificate of Incorporation and the Bylaws of Solectron Delaware (except those provisions regarding the adoption of a classified Board of Directors and the increase in the number of authorized shares which have been submitted for separate shareholder approval in Proposals Three and Four, respectively), and (iii) the assumption of Solectron California's employee benefit plans and stock option and employee stock purchase plans by Solectron Delaware, will require the affirmative vote of the majority of outstanding shares of the Company on the Record Date entitled to vote on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (x) the presence or absence of a quorum and (y) the total number of negative votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the reincorporation in Delaware, the Company believes that abstentions should be counted for purposes of determining both (A) the presence or absence of a quorum for the transaction of business and (AA) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. The Company further believes that broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted for purposes of determining the number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat broker non-votes in this manner.


     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its charter document which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

     Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

     The Reincorporation Proposal will effect a change only in the legal domicile of the Company and certain other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. The nine (9) directors who are elected at the Annual Meeting of Shareholders will become the directors of Solectron Delaware. All employee benefit, stock option and employee stock purchase plans of Solectron California will be assumed and continued by Solectron Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Solectron Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Solectron Delaware. Other employee benefit arrangements of Solectron California will also be continued by Solectron Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of Common Stock of Solectron Delaware will continue to be traded, without interruption, in the same principal market and under the same symbol ("SLR") as the shares of Common Stock of Solectron California are traded under prior to the merger.

     Prior to the Effective Date of the merger, the Company will obtain any requisite consents to such merger from parties with whom it may have contractual arrangements. As a result, Solectron California's rights and obligations under such contractual arrangements will continue and be assumed by Solectron Delaware.

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company or to obtain representation on the Board of Directors.

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan and severance agreements for its management and key employees which become effective upon the occurrence of a change in control of the Company. None of these measures has been implemented by Solectron California under California law and none has been provided for by Solectron Delaware under Delaware law.


     Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which Solectron Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested stockholders" for three (3) years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware -- Shareholder Approval of Certain Business Combinations". Furthermore, the establishment of a staggered Board of Directors (see PROPOSAL
THREE -- Establishment of a Classified Board) similarly could be viewed as having an antitakeover effect in that it permits only one-third of the Board to be elected in any given year. Likewise, the elimination of the right of shareholders controlling at least ten percent (10%) of the voting shares to call a special meeting of the shareholders could be seen as promoting an antitakeover effect by allowing shareholder action only at a meeting properly called by the Board of Directors or an annual meeting. The elimination of the ability of a majority of shareholders to act by written consent also could be viewed as having an antitakeover effect in that it can make it more difficult for shareholders to coordinate action outside a duly called annual or special meeting. Moreover, the increased number of authorized but unissued shares (see PROPOSAL FOUR -- Increase in Authorized Shares) may be used by the Board of Directors to create impediments to a takeover attempt. It should be noted that a classified board of directors can also be established under California law in certain circumstances. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of Solectron California and Solectron Delaware" and "Restatement of Indemnification Agreements." For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."


     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

     By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF SOLECTRON CALIFORNIA AND SOLECTRON DELAWARE

     The provisions of the Solectron Delaware Certificate of Incorporation and Bylaws are similar to those of the Solectron California Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Solectron Delaware Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management. These provisions have antitakeover implications as described in this Proxy Statement. Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the Solectron Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, Solectron Delaware could implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of Solectron Delaware is qualified by reference to Exhibits B and C hereto, respectively.


     The Articles of Incorporation of Solectron California currently authorize the Company to issue up to eighty million (80,000,000) shares of Common Stock, no par value, and one million two hundred thousand (1,200,000) shares of Preferred Stock, no par value. In the event that the proposed increase in the number of authorized shares of Common Stock (see PROPOSAL FOUR -- Increase in Authorized Shares of Common Stock) receives the requisite votes for shareholder approval and that the reincorporation merger proposed herein is effected, the Certificate of Incorporation of Solectron Delaware will provide that such company will have two hundred million (200,000,000) authorized shares of Common Stock, $.001 par value, and one million two hundred thousand (1,200,000) shares of Preferred Stock, $.001 par value. In the event that only the Proposal Reincorporation but not the increase in the number of authorized shares is approved, the capitalization of Solectron Delaware will remain the same as that of Solectron California.



     Monetary Liability of Directors and Officers. The Articles of Incorporation of Solectron California and the Certificate of Incorporation of Solectron Delaware both provide for the elimination of personal monetary liability of directors and officers to the fullest extent permissible under law. The provision eliminating monetary liability of directors and officers set forth in the Solectron Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the Solectron California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. Solectron Delaware proposes to enter into new indemnification arrangements with all directors after the Proposed Reincorporation. For a more detailed explanation of the new indemnification arrangements after the Proposed Reincorporation, see "PROPOSAL FIVE -- DELAWARE FORM OF INDEMNIFICATION AGREEMENTS" and "Significant Differences Between the Corporation Laws of California and
Delaware -- Indemnification and Limitation of Liability."


     Size of the Board of Directors. The Bylaws of Solectron Delaware provide for a Board of Directors consisting of nine (9) members, until changed by a duly adopted amendment to the Bylaws. The Bylaws of Solectron California provide for a Board of Directors consisting of not less than seven (7) nor more than thirteen (13) directors, within which the exact number is set at nine (9) members. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Solectron Delaware Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of Solectron Delaware could amend the Bylaws to change the size of the Board of Directors from nine directors without further stockholder approval. If the Reincorporation Proposal is approved, the nine directors of Solectron California who are elected at the Annual Meeting of Shareholders will continue as the nine directors of Solectron Delaware after the Proposed Reincorporation is consummated and until their successors have been duly elected and qualified.

     Cumulative Voting for Directors. Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange can also eliminate cumulative voting with shareholder approval. The Company qualifies as such a listed company but has not sought shareholder approval to eliminate cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Solectron Delaware Certificate of Incorporation, like the Solectron California Article of Incorporation provides for cumulative voting rights. Therefore, after the Proposed Reincorporation, stockholders will retain their cumulative voting rights, and such rights cannot be eliminated without subsequent stockholder approval.

     Power to Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the Articles of Incorporation or the Bylaws. Solectron California's Bylaws permit a special meeting of shareholders to be called by the Board of Directors, the Chairman of the Board, the President, a Vice-President, the Secretary, or a shareholder holding not less than ten percent (10%) of the voting power of the Company. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Bylaws of Solectron Delaware currently authorize the Board of Directors, the Chairman of the Board, the President, and the Secretary to call a special meeting of stockholders. Therefore, after the Proposed Reincorporation, neither a Vice-President nor any stockholder (regardless of percentage holding) will be entitled to call special meetings.

     Filling Vacancies on the Board of Directors. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Solectron California's Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director, although vacancies for any other reason may be filled by the directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Solectron Delaware, like those of Solectron California, provide that any vacancy created by the removal of a director by the stockholders of Solectron Delaware may be filled only by the approval of the shareholders. A vacancy created by any reason other than removal, however, may be filled by the directors, and the person so elected to fill the vacancy shall hold office until the next succeeding annual meeting of stockholders at which the class to which the directorship belongs is to be elected.

     Nominations of Director Candidates and Introduction of Business at Shareholder Meetings. The Bylaws of Solectron Delaware establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of stockholders (the "Business Procedure").

     The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting, will be eligible for election as directors. The Business Procedure provides that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not less than ninety (90) days prior to the meeting (or if fewer than one hundred (100) days notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

     Under the Nomination Procedure, a stockholder's notice to the Company must contain certain information about the nominee, including name, address, the consent of the nominee to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person, including name, address, a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the stockholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at a meeting other than the nomination of directors must contain certain information about the business and about the stockholder who proposes to bring the business before the meeting. If the chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any stockholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

     By requiring advance notice of nominations by stockholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform stockholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the Solectron Delaware Bylaws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a meeting, the Solectron Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its stockholders.


     Classified Board. After the Proposed Reincorporation, the Board of Directors proposes to establish a classified Board of Directors for Solectron Delaware. See PROPOSAL THREE -- Establishment of a Classified Board of Directors for a full explanation of the proposed changes.



     Action by Written Consent of the Shareholders. Any action by the stockholders must be taken at a duly called annual or special meeting, according to the Bylaws of Solectron Delaware. Thus, although the Bylaws of Solectron California allow shareholder action by written consent, such action by written consent will no longer be authorized after the Proposed Reincorporation.


     Removal of Directors. The Bylaws of Solectron Delaware permit a director to be removed solely for cause by a majority of the outstanding shares then entitled to vote in an election of directors; provided, however, that, so long as stockholders are entitled to cumulative voting, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. California law permits the removal of directors, with or without cause, by a majority of the outstanding shares then entitled to vote; provided, however, that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the Certificate of Incorporation otherwise provides. Thus, because Solectron Delaware will have a classified board and because its Certificate of Incorporation does not alter the applicability of Delaware law, stockholders after the Proposed Reincorporation will no longer be able to remove directors without cause, although removal will still be subject to approval by more votes than sufficient to elect a director under cumulative voting.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

     Shareholder Approval of Certain Business Combinations. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three (3) years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the previous three (3) years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations of Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent
(66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) quoted on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Solectron Delaware does not intend to so elect and thus will be governed by
Section 203.

     Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Solectron Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Solectron Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Solectron Delaware's shares over the then current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions. See "Shareholder Voting" herein.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Bylaws of Solectron Delaware allow any director or the entire board of directors to be removed, with cause, by the majority of shares then entitled to vote in an election of directors; however, so long as stockholders are entitled to cumulative voting, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. The Certificate of Incorporation of Solectron Delaware after the proposed reincorporation provides for a classified board and for cumulative voting rights.


     Classified Board of Directors. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Under California law, a Company whose shares are listed on a national exchange may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although Solectron California qualifies to adopt a classified board of directors, its Board of Directors has not previously done so. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. After reincorporation in Delaware, the Board of Directors proposes to establish a classified Board, dividing the directors into three equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year after the board is fully implemented. See PROPOSAL THREE -- Establishment of a Classified Board of Directors for a full explanation of the proposed changes.


     Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which, among other things, support Delaware corporations in attracting and retaining outside directors.

     California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;
(f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

     Delaware law does not permit the elimination of monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits as opposed to Delaware law which requires indemnification where there has been a successful defense, whether on the merits or otherwise.

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or (in contrast to California law) not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation.

     Each of California and Delaware law allow for the entering of indemnification agreements which may provide for indemnification arrangements beyond those specifically authorized by applicable statute as long as they are not contrary to the policies underlying such statute. In this connection, the Company entered into indemnification agreements with its officers and directors providing for indemnification in line with California law, including certain procedures for such indemnification as well as for the advancement of expenses (other than actual amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any proceeding subject to such indemnification agreement. Such advances are repayable by the officer or director to the extent the subject conduct is later determined not to be indemnifiable. Similar indemnification agreements are allowed under Delaware law and the broader indemnification allowed in Delaware could also result in the greater allowance of expenses advancement.


     After the Proposed Reincorporation, the Company proposes to adopt the indemnification agreement described in "PROPOSAL FIVE -- DELAWARE FORM OF INDEMNIFICATION AGREEMENT."


     Inspection of Shareholder List. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission in connection with a contested election of directors. The latter provision has not been amended in response to the elimination of Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten-day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

     Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares, other than repurchases of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two (2) fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     To date, the Company has not paid any cash dividends on its outstanding shares and does not anticipate doing so for the foreseeable future.

     Shareholder Voting. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, shareholder approval of such transactions may be easier to obtain under Delaware law for companies which have more than one class of shares outstanding.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally. See "Significant Differences Between the Corporation Laws of California and Delaware -- Shareholder Approval of Certain Business Combinations."

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten (10) days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors are less than a quorum). Therefore, certain transactions that the Board of Directors of Solectron California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Solectron Delaware, although less than a majority of a quorum.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Appraisal Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations or
(c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

     The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of Solectron California with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale of asset reorganizations.

     Dissolution. Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the Articles of Incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Solectron Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of Solectron Delaware that had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

     Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. The Common Stock of Solectron Delaware will continue to be traded on the New York Stock Exchange and are owned by more than 800 holders, and accordingly, Solectron Delaware will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax considerations that may be relevant to holders of Solectron California Common Stock who receive Solectron Delaware Common Stock in exchange for their Solectron California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Solectron California shareholders, such as dealers in securities, or those Solectron California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Solectron California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

          (a) No gain or loss should be recognized by holders of Solectron California Common Stock upon receipt of Solectron Delaware Common Stock pursuant to the Proposed Reincorporation;

          (b) The aggregate tax basis of the Solectron Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Solectron California Common Stock surrendered in exchange therefor; and

          (c) The holding period of the Solectron Delaware Common Stock received by each shareholder of Solectron California should include the period for which such shareholder held the Solectron California Common Stock surrendered in exchange therefor, provided that such Solectron California Common Stock was held by the shareholder as a capital asset at the time of Proposed Reincorporation.

          (d) The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Solectron Delaware should succeed, without adjustment, to the federal income tax attributes of Solectron California.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will, however, receive an opinion from legal counsel substantially to the effect that the Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based upon the truth and accuracy of representations made by Solectron Delaware and Solectron California.

     A successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Solectron California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Solectron Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Solectron Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Solectron California Common Stock.

                                 PROPOSAL THREE



                ESTABLISHMENT OF A CLASSIFIED BOARD OF DIRECTORS



GENERAL



     The Company currently has a board of directors consisting of nine (9) members elected to one-year terms at each annual meeting of the shareholders. As part of the Company's Proposed Reincorporation in Delaware (see PROPOSAL
TWO -- REINCORPORATION IN DELAWARE) and the merger into Solectron Delaware thereby contemplated, the Company seeks to establish a classified board of directors by dividing the Board of Directors into three (3) classes with staggered terms.



     A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Under California law, a company whose shares are listed on a national exchange may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although Solectron California qualifies to adopt a classified board of directors, its Board of Directors has not previously done so. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Assuming shareholder approval of the Proposed Reincorporation in Delaware, the Board of Directors recommends the adoption of a classified Board, dividing the directors into three equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year after the board is fully implemented.



CLASSIFIED BOARD



     To implement a classified Board, the Board would be divided in the following way: 3 directors will be designed as holding Class I positions; 3 directors would be designated as holding Class II positions; and 3 directors would be designated as holding Class III positions. At the first Annual Meeting of Stockholders after the Proposed Reincorporation, the directors in Class I, Class II, and Class III will be elected. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting scheduled to be held after the first Annual Meeting of Stockholders after the Proposed Reincorporation, directors to replace those of a Class office whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is later changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. Thus, after the Proposed Reincorporation, shareholders will elect only one-third of the directors at each Annual Meeting of Stockholders.



     The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board will be enhanced.



     The Board of Directors also believes that a classified board would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in control of the Company's Board of Directors. A classified board would serve to ensure that the Board and management, if confronted by a surprise proposal from a third party who has acquired a block of the Company's Common Stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders.

     The Board of Directors of the Company believes that if a potential acquiror were to purchase a significant or controlling interest in the Company, such potential acquiror's ability to remove the Company's directors and obtain control of the Board and thereby remove the Company's management would severely curtail the Company's ability to negotiate effectively with such potential acquiror. The threat of obtaining control of the Board would deprive the Board of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. A classified board is designed to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company.



     Since the creation of a classified Board will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding Common Stock, the existence of a classified board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price higher than the current market price, the creation of a classified board could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's stock, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the creation of a classified board could make the Company's Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops. Since these provisions will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management.



     THE FOREGOING DISCUSSION OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF SOLECTRON DELAWARE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT SECTIONS OF SUCH CERTIFICATE AND BYLAWS ATTACHED TO THIS PROXY STATEMENT AS EXHIBITS B AND C, RESPECTIVELY, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.



REQUIRED VOTE



     Approval of the adoption of a classified Board of Directors after the Proposed Reincorporation, which will also constitute approval of the provisions of the Certificate of Incorporation and the Bylaws of Solectron Delaware establishing such a classified Board, will require the affirmative vote of the majority of outstanding shares of the Company on the Record Date entitled to vote on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of negative votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the reincorporation in Delaware, the Company believes that abstentions should be counted for purposes of determining both (x) the presence or absence of a quorum for the transaction of business and (y) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. The Company further believes that broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted for purposes of determining the number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat broker non-votes in this manner.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ESTABLISHMENT OF A CLASSIFIED BOARD AFTER THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE CLASSIFIED BOARD PROPOSAL.

                                 PROPOSAL FOUR



                 INCREASE IN AUTHORIZED SHARES OF COMMON STOCK



GENERAL



     The Articles of Incorporation of Solectron California currently authorize the Company to issue up to eighty million (80,000,000) shares of Common Stock, no par value, and one million two hundred thousand (1,200,000) shares of Preferred Stock, no par value. After the Proposed Reincorporation, the Company proposes that the Certificate of Incorporation of Solectron Delaware provide for two hundred million (200,000,000) authorized shares of Common Stock, $.001 par value, and one million two hundred thousand (1,200,000) shares of Preferred Stock, $.001 par value.



CAPITALIZATION



     The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to two hundred million (200,000,000) shares in order to provide a reserve of shares available for issuance to meet business needs as they arise. Like most companies, the Company has historically maintained a substantial reserve of authorized but unissued shares in order to avoid the time and expense of seeking shareholder approval each time it needs to make a new issuance of Common Stock in light of possible future activities which the Board of Directors deem to be in the best interests of the shareholders. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock (except pursuant to employee stock incentive plans), the Company continues to evaluate and conduct discussions with third parties with respect to potential acquisitions or investments. However, the probability that the Company will enter into any such transaction is presently uncertain.



     Approval of the increase in the number of authorized shares of Common Stock after the Proposed Reincorporation would not affect the rights, privileges, and preferences of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding.



     If the stockholders approve the increase in the number of authorized shares of Common Stock after the Proposed Reincorporation, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their ownership interest therein. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.



     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

VOTE REQUIRED



     Approval of the increase in the number of authorized shares of Common Stock of the Company after the Proposed Reincorporation in Delaware will require the affirmative vote of the majority of outstanding shares of the Company on the Record Date entitled to vote on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of negative votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the increase in authorized shares, the Company believes that abstentions should be counted for purposes of determining both (x) the presence or absence of a quorum for the transaction of business and (y) the total number of votes cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. The Company further believes that broker non-votes should be counted for purposes of determining the presence or absence of a quorum, but should not be counted for purposes of determining the number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat broker non-votes in this manner.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AFTER THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.



                                 PROPOSAL FIVE


                 APPROVAL OF FORM OF INDEMNIFICATION AGREEMENT

GENERAL


     The Company currently holds agreements with its directors and officers that eliminate the liability of directors and officers to the fullest extent permissible under California law. In the event that the Company's Proposed Reincorporation in Delaware (see PROPOSAL TWO -- REINCORPORATION IN DELAWARE) receives the requisite votes for shareholder approval and that the merger described therein is effected, the Company proposes to enter into new indemnification agreements in substantially the form attached hereto as Exhibit D (the "Indemnification Agreements") to provide for the maximum indemnification allowed under applicable Delaware law and under Solectron Delaware's Certificate of Incorporation. Although California and Delaware indemnification laws are similar, Delaware law provides a somewhat broader scope of protection for directors and officers. (See PROPOSAL TWO -- REINCORPORATION IN
DELAWARE -- Significant Differences Between the Corporation Law of California and Delaware, for a fuller explanation of the material differences between Delaware and California law.)


     The Board of Directors believes that the Indemnification Agreements serve the best interest of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key employees who, through their efforts and expertise, can make a significant contribution to the success of the Company.

     The Indemnification Agreements are intended to complement the indemnity and other protection available under applicable law, Solectron Delaware's Certificate of Incorporation and Bylaws, and to provide for indemnification of indemnitees to the fullest extent permitted by applicable law.

INDEMNIFICATION AGREEMENTS

     The Indemnification Agreements provide the indemnitees with the maximum indemnification allowed under applicable law. Since the Delaware statute is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware Law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware Law may be expanded, and therefore the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

     The Indemnification Agreements provide that Solectron Delaware shall indemnify an indemnitee who is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was a director, officer, key employee or agent of Solectron Delaware or any subsidiary of Solectron Delaware. Solectron Delaware shall advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on the indemnitee on account of receipt of such payouts) incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by Solectron Delaware. The advances paid to the indemnitee by Solectron Delaware shall be delivered within twenty (20) days following a written request by the indemnitee. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from the assets of Solectron Delaware, thereby affecting a stockholder's investment.

     The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware Law, including the following:

     First, in the event an action is instituted by the indemnitee under the Indemnification Agreements to enforce or interpret any of the terms therein, indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by the indemnitee were not made in good faith or were frivolous. In the event of an action instituted by or in the name of Solectron Delaware under the Indemnification Agreements or to enforce or interpret any of the terms therein, the indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the indemnitee in the defense of such action, unless as a part of such action the court determines that each of the indemnitee's material defenses to such action were made in bad faith or were frivolous. Delaware Law does not set forth any procedure for contesting a corporation's determination of a party's right to indemnification.

     Second, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware Law does not specifically address this issue. It does, however, provide that to the extent that an indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

     Third, in the event Solectron Delaware shall be obligated to pay the expenses of any proceeding against the indemnitee, Solectron Delaware shall be entitled to assume the defense of such proceeding, with counsel approved by the indemnified party, which approval shall not be unreasonably withheld, upon the delivery to the indemnitee of written notice of its election to do so. Solectron Delaware shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against indemnitee without the consent of the indemnitee.

     Fourth, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnitee may be entitled under Solectron Delaware's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware Law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in such capacity at the time of the action, suit or other covered proceeding.

     Finally, the Indemnification Agreements provide for certain exceptions to indemnification which include the following: (a) indemnification for liabilities where the law prohibits indemnification; (b) indemnification or advancement of expenses with respect to proceedings or claims initiated or brought voluntarily by an indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under the Indemnification Agreements or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law; and (c) indemnification for expenses in the payment of profits arising from the purchase and sale by the indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

     The proposed Indemnification Agreements, together with the limitations on the directors' liability provided by Solectron Delaware's Certificate of Incorporation and Bylaws, reduce significantly the number of instances in which directors might be held liable to Solectron Delaware for monetary damages for breach of their fiduciary duties. Therefore, the current directors of Solectron Delaware have a direct personal interest in the approval of the Indemnification Agreements.

     THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY

     At present there is no pending litigation or proceeding involving an indemnitee where indemnification would be required or permitted under the Indemnification Agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreements by an Indemnitee.

INDEMNIFICATION OF LIABILITIES UNDER THE SECURITIES ACT OF 1933

     The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an indemnitee of Solectron Delaware in the successful defense of any such act or proceeding) is asserted by such indemnitee in connection with securities which have been registered by Solectron Delaware, Solectron Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast and held by disinterested shareholders will be required under California law to approve the form of the Indemnification Agreement. Since each director and officer is an interested party with respect to the Indemnification Agreements, shares owned directly or indirectly by any director or officer may not be voted on this proposal, although they will be counted for purposes of determining whether a quorum is present. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the adoption of the Indemnification Agreements, the Company believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as having been "voted" with respect to the proposal for purposes of determining whether the requisite majority of votes cast has been obtained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner.

     MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENTS.

                                  PROPOSAL SIX


                      AMENDMENT OF 1992 STOCK OPTION PLAN

GENERAL

     The Company's 1992 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in October 1992 and approved by the shareholders in January 1993, and a total of one million six hundred thousand (1,600,000) shares of Common Stock were initially reserved for issuance thereunder. In September 1993, the Board of Directors amended the Option Plan to increase the number of shares reserved for issuance thereunder to an aggregate of four million (4,000,000) shares, and such amendment was approved by the shareholders in January 1994. In November 1994, the Board of Directors approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by two million (2,000,000) shares to an aggregate of six million (6,000,000) shares, and such amendment was approved by the shareholders in January 1995. On September 25, 1996, the Board of Directors approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by two million, five hundred thousand (2,500,000) shares to an aggregate of eight million, five hundred thousand (8,500,000) shares.

     The Board of Directors believes that it is in the Company's best interest to amend the Option Plan and increase the number of shares reserved for issuance thereunder so that the Company may attract high quality employees necessary to build the Company's infrastructure and continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Company's Common Stock.

     The Option Plan provides for the granting to employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees, directors and consultants.

PURPOSE

     The principal purpose of the Option Plan is to provide equity incentives to the Company's employees, consultants and members of the Board of Directors who are neither employees of nor consultants to the Company ("Outside Directors") by enabling them to participate in the Company's success and to encourage the participants' continued service to the Company.

ADMINISTRATION

     The Option Plan may be administered by the Board of Directors of the Company or by a committee, and is currently being administered by the Compensation Committee of the Board of Directors (the "Administrator"). Grants of options under the Plan shall be made by the Board or a committee. No member of the Board or committee may vote on any option to be granted him or take part in any consideration of the Plan as it may apply to him. The interpretation and construction of any provision of the Option Plan is within the sole discretion of the Board or committee, whose determination is final and conclusive. Members of the Board or committee receive no additional compensation for their services in connection with the administration of the Option Plan. Copies of the Option Plan are available upon request at the Company's principal executive offices.

ELIGIBILITY

     The Option Plan provides that options may be granted to employees (including officers and directors who are also employees), consultants of the Company or any parent or majority-owned subsidiary and Outside Directors. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. Generally, such options become exercisable or "vest" at the rate of one forty-eighth ( 1/48) of the shares subject to the option per month. Each option may be exercised only to the extent it is vested. As of November 15, 1996, there were options to purchase 4,964,290 shares outstanding under the Option Plan, and there were approximately eight hundred twenty-five (825) individuals eligible to participate in the Option Plan.


AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     The Option Plan provides that nonstatutory options are automatically granted to Outside Directors on a yearly basis on December 1, in order to provide an incentive to Outside Directors of the Company (the "Automatic Grant Program"). The initial grant of six thousand (6,000) shares is pro rated for the portion of the first fiscal year of service as an Outside Director. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of the automatic grant. Automatic Grant Program options become exercisable cumulatively with respect to one-twelfth ( 1/12) of the underlying shares on the first day of each month following the date of grant of such option. Automatic Grant Program options have a term of five (5) years from the date of grant.

TERMS OF OPTIONS

     The terms of options granted under the Option Plan are determined by the Administrator. Each option granted under the Option Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) Exercise of Option. Options under the Option Plan generally become exercisable as to one forty-eighth ( 1/48) of the underlying shares after each month from the date of grant.

          An option granted under the Option Plan is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of the Company's Common Stock or any combination of such methods of payment, or such other consideration and method of payment as is permitted under the California General Corporation Law.

          (b) Exercise Price. The per share exercise price of options granted under the Option Plan (other than those to Outside Directors) is determined by the Administrator and, in the case of incentive stock options, may not be less than one hundred percent (100%) of the fair market value on the date of grant. However, in the case of incentive stock options granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the per share exercise price must not be less than one hundred ten percent (110%) of the fair market value on the date of grant. The exercise price of non-statutory stock options may be less than one hundred percent (100%), but shall be no less than eighty-five percent (85%), of the fair market value of the Company's Common Stock on the date of grant, if the Administrator determines that a discount from the fair market value is appropriate in lieu of the payment of a reasonable amount of salary or cash bonus to the optionee. For so long as the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (the "NYSE"), the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant of the Option, as reported in The Wall Street journal or such other source as the Administrator deems reliable.

          (c) Termination of Status as an Employee, Consultant or Outside Director. If the optionee's employment or consulting relationship with the Company or status as an Outside Director is terminated for any reason (other than death or disability), options may be exercised within thirty
     (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination.

          (d) Death or Disability of Optionee. Options may be exercised within no more than six (6) months following termination because of a permanent and total disability or by the employee's estate after his or her death.

          (e) Term and Termination of Options. Options granted under the Option Plan may have a term of ten (10) years and generally have a term of seven
     (7) years from the date of grant. No option may be exercised by any person after the expiration of its term. In the case of an incentive stock option granted to an optionee who, immediately before the grant of such option, owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the term of such incentive stock option may not exceed five (5) years.

          (f) Non-Transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

          (g) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

CHANGES IN CAPITALIZATION

     In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization, which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the option price and number of shares subject to outstanding options. Appropriate adjustment will also be made in the number of shares of Common Stock which have been authorized for issuance under the Option Plan but as to which no options have yet been granted or which have been returned to the Option Plan upon cancellation of an option. Such adjustments shall be made by the Board of Directors, whose determination shall be final and conclusive, subject to any required action by the shareholders of the Company.

     In the event of the proposed dissolution or liquidation of the Company, options outstanding under the Option Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may in the exercise of its discretion, declare that any outstanding option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation), unless such successor corporation does not agree to assume the options or to substitute an equivalent option, in which case the optionee shall have the right to exercise all outstanding options as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an outstanding option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that his or her outstanding options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     Except with respect to the Automatic Grant Program, the Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Section 422 of the Code or any other successor or applicable law or regulation, the Company shall obtain shareholder approval of any Option Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company.

     The Option Plan will continue to require shareholder approval of amendments in accordance with federal tax laws and regulations applicable to incentive stock option plans, to the extent the Company desires that the Option Plan continue to qualify for the grant of incentive stock options thereunder. The Code and the rules and regulations thereunder governing incentive stock option plans currently require shareholder approval for any increase in the number of shares issuable under a plan and for certain changes in the eligibility standards under a plan.

     In any event, the Option Plan shall terminate in 2002. Any options outstanding under the Option Plan at the time of termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory options.

     Incentive Stock Options. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent (10%) shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized by the optionee on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     Nonstatutory Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent (10%) shareholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company, with respect to the grant and exercise of options under the Option Plan, does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

STOCK PRICE

     The closing price of a share of Common Stock on the NYSE on November 15, 1996 was $58.375.

PLAN BENEFITS


     The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION -- Summary Compensation Table," all current executive officers as a group or all other employees (including current officers who are not executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION -- Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation Table in fiscal 1996. In fiscal 1996, options to purchase 165,000 shares of Common Stock of the Company were granted to all current executive officers as a group and options to purchase 1,385,939 shares of Common Stock of the Company were granted to all other employees as a group.


REQUIRED VOTE


     The affirmative vote of a majority of the votes cast will be required under California law to approve the amendment to the Company's Option Plan. (For a description of the method of determining the number of Votes Cast, please see the "Required Vote" paragraph relating to the proposed adoption of the Indemnification Agreement (PROPOSAL FIVE) above).


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1992 STOCK OPTION PLAN.


                                 PROPOSAL SEVEN


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent public accountants, to audit the financial statements of the Company for fiscal 1997. KPMG has audited the Company's financial statements since fiscal 1985. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Ratification, under California law, of the appointment of KPMG requires the affirmative vote of a majority of the Votes Cast. (For a description of the method of determining the number of Votes Cast, please see the "Required Vote" paragraph relating to the proposed adoption of the Indemnification Agreement (PROPOSAL FIVE) above.)


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 1996, all filing requirements applicable to its executive officers and directors were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in shareholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested shareholders of the Company.

     The Company engaged Mr. Charles A. Dickinson, a member of the Board of Directors, as an independent consultant for a term that began in February 1996. Mr. Dickinson receives $10,000 per month and is reimbursed for reasonable expenses when he performs management services. In fiscal year 1996, Mr. Dickinson received a total of $70,000 as a consultant for the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 15, 1996 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                                                     APPROXIMATE
                                                                        AMOUNT       PERCENTAGE
                                NAME                                   OWNED(1)         OWNED
---------------------------------------------------------------------  ---------     -----------
FMR Corporation......................................................  7,512,998(2)      14.2%
  82 Devonshire Street
  Boston, MA 02109-3614
The Equitable Companies Incorporated.................................  4,197,850(2)       7.9%
  787 Seventh Avenue
  New York, NY 10019
Capital Research & Management........................................  4,025,200(3)       7.6%
  333 So. Hope Street
  Los Angeles, CA 90071
Montag & Caldwell....................................................  3,065,774(2)       5.8%
  3343 Peachtree Road N.E.
  Atlanta, GA 30326
Winston H. Chen, Ph.D................................................    859,500(4)       1.6%
Susan Wang...........................................................    262,233(5)         *
Koichi Nishimura, Ph.D...............................................    230,531(6)         *
Walter W. Wilson.....................................................    136,483(7)         *
Charles A. Dickinson.................................................     83,552(8)         *
Ken Tsai.............................................................     81,974(9)         *
W. Ferrell Sanders...................................................     61,530(10)        *
Kenneth E. Haughton, Ph.D............................................     53,016(11)        *
Saeed Zohouri, Ph.D..................................................     50,600(12)        *
Richard A. D'Amore...................................................     31,818(13)        *
Paul R. Low, Ph.D....................................................     15,500(14)        *
Osamu Yamada.........................................................      7,625(15)        *
Heinz Fridrich.......................................................        208(16)        *
All directors and executive officers as a group (16 persons).........  2,017,350(17)      3.8%

---------------
  *  Less than one percent (1%).

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Solectron Common Stock subject to options held by that person that will be exercisable on or before January 15, 1997, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Calculated as of October 31, 1996.

 (3) Calculated as of September 30, 1996.

 (4) Includes 9,500 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

 (5) Includes 75,434 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

 (6) Includes 178,497 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

 (7) Includes 75,312 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

 (8) Includes 73,209 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

 (9) Includes 45,041 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(10) Includes 28,500 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(11) Includes 46,921 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(12) Includes 28,500 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(13) Includes 28,500 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(14) Represents 15,500 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(15) Represents 7,625 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

(16) Represents 208 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.


(17) Includes 725,231 shares issuable upon the exercise of stock options that are exercisable on or before January 15, 1997.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

                                                           ANNUAL
                                                      COMPENSATION(1)                      ALL OTHER
                                                    --------------------   OPTIONS/SARS   COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)      (#)(2)         ($)(3)
-------------------------------------------  ----   ---------   --------   ------------   ------------
Koichi Nishimura, Ph.D.....................  1996   $ 464,483   $360,000      40,000         $5,410
President and Chief Executive                1995     375,000    412,500      20,000          1,744
Officer, Chairman of the Board of Directors  1994     247,706    292,851      50,000          1,010
Walter W. Wilson...........................  1996     256,913    265,391      15,000          3,053
Senior Vice President and                    1995     177,323    308,668      10,000            880
President, Solectron North America           1994     165,712    160,022      60,000            788
Ken Tsai...................................  1996     155,767    303,224      15,000            755
Senior Vice President and                    1995     140,203    263,528      15,000            985
President, Solectron Asia                    1994     116,171     82,551      70,000            600
Saeed Zohouri, Ph.D........................  1996     177,694    269,917      30,000          2,477
Senior Vice President, Chief                 1995     115,397    199,533      15,000            648
Technology Officer and President,            1994     102,908    116,735      10,000            630
Solectron California Corporation
Susan Wang.................................  1996     207,691    227,071      15,000          2,795
Senior Vice President, Chief                 1995     169,243    231,757      10,000            665
Financial Officer and Secretary              1994     147,711    147,379      60,000            593

---------------
(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the Securities and Exchange Commission (the "SEC"); therefore, the Other Annual Compensation has not been included in this table.

(2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(3) Amounts represent the Company's contributions to a 401(k) plan and the taxable benefit of premium payments under split dollar life insurance policies.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth, for the executive officers named in the Summary Compensation Table, the stock options granted under the Company's stock option plans and the options exercised by such executive officers during fiscal 1996.

STOCK OPTION GRANTS IN FISCAL 1996


                                       INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------
                                                        PERCENT                                       POTENTIAL REALIZABLE
                                                          OF                                                VALUE AT
                                                         TOTAL                                           ASSUMED ANNUAL
                                                        OPTIONS                                             RATES OF
                                                        GRANTED                                            STOCK PRICE
                                                          TO                                            APPRECIATION FOR
                                           OPTIONS     EMPLOYEES     EXERCISE OR                         OPTION TERM(2)
                                           GRANTED     IN FISCAL      BASE PRICE      EXPIRATION     -----------------------
                  NAME                     (#)(1)        YEAR         ($/SHARE)          DATE         5%($)         10%($)
-----------------------------------------  -------     ---------     ------------     ----------     --------     ----------
Koichi Nishimura, Ph.D...................  40,000         2.58%         $38.00          9/26/02      $618,792     $1,442,050
Walter W. Wilson.........................  15,000          .97%          38.00          9/26/02       232,047        540,769
Ken Tsai.................................  15,000          .97%          38.00          9/26/02       232,047        540,769
Saeed Zohouri, Ph.D......................  15,000          .97%          38.00          9/26/02       232,047        540,769
                                           15,000          .97%          44.63          3/20/03       272,503        635,048
Susan Wang...............................  15,000          .97%          38.00          9/26/02       232,047        540,769


---------------
(1) These options become exercisable as to one forty-eighth of the shares after each month from the date of grant.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven (7) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND YEAR-END VALUES


                                                                                                     VALUE OF UNEXERCISED,
                                                                      TOTAL NUMBER OF                    IN-THE-MONEY
                              SHARES                            UNEXERCISED OPTIONS HELD AT             OPTIONS HELD AT
                             ACQUIRED                               FISCAL YEAR END(#)               FISCAL YEAR END($)(2)
                                ON              VALUE          -----------------------------     -----------------------------
           NAME             EXERCISE(#)     REALIZED($)(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------  -----------     --------------     -----------     -------------     -----------     -------------
Koichi Nishimura, Ph.D....          0         $        0         178,125           61,875        $3,466,776        $ 345,724
Walter W. Wilson..........     20,000            663,750          64,479           40,521           695,865          248,510
Ken Tsai..................      9,500            355,656          61,658           48,342           536,118          278,882
Saeed Zohouri, Ph.D.......      5,000             92,188          42,243           32,757           636,085           26,103
Susan Wang................     40,000          1,482,500          64,475           40,525           695,846          248,529


---------------
(1) Fair market value of underlying securities at exercise minus the exercise price.

(2) Calculated based upon the August 30, 1996 fair market value share price of $37.375 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") is made up of two members who are also members of the Company's full Board of Directors. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company's executive officers for the following fiscal year and to finalize bonuses for the previous fiscal year.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a large percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

     The following are the key components of the Company's executive officer compensation:

     Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the H&Q Technology Index used in the "Performance Graph" below.

     Bonuses. The Company's executive bonus plan provides for incentive compensation to the Company's executive officers and other key employees and is determined cumulatively on a quarterly basis based principally on certain performance measures. The performance measures include worldwide corporate performance, site performance and individual performance. Worldwide and site performance are measured based on targets with respect to profit before taxes, inventory turns, days sales outstanding and return on assets. The Committee believes that these factors are indicative of overall corporate performance and shareholder value. Individual performance is measured based on goals related to each person's function within the organization. Employees accrue bonuses each quarter based on performance against year-to-date profit and asset utilization targets. However, only approximately 33% of such accrued bonuses vest and are payable quarterly. The remaining accrued bonus balances vest at fiscal year end and are payable upon final determination of earned bonuses.

     Long-Term Incentive Compensation. The Company's Option Plan provides for long-term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company's executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and shareholders and providing incentive to maximize shareholder value.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation for the Company's CEO for fiscal 1996 was comprised of a base salary component and a bonus component. The Committee met at the beginning of fiscal 1996 and reviewed CEO compensation for companies of comparable size and similar industries in order to establish a base salary for the Company's CEO. The Committee established a close tie between Company performance and CEO compensation by designating a large portion of total annual compensation as bonus. The Committee established corporate performance goals including profit before taxes, inventory turns, days sales outstanding and return on assets. At the end of fiscal 1996, the Committee evaluated the Company's performance in light of the goals established in the previous year. The Committee concluded that it was appropriate to award the Company's CEO a total cash bonus amount which equates to eighty percent (80%) of the target bonus.

MEMBERS OF THE COMPENSATION COMMITTEE

     Dr. Kenneth E. Haughton

     W. Ferrell Sanders

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from August 31, 1991 through August 30, 1996 for Solectron, the S&P 500 Index and the H&Q Technology Index. The graph assumes that $100 was invested in each of these three on August 31, 1991.

                            CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD               SOLECTRON                            H&Q TECHNOLOGY
      (FISCAL YEAR COVERED)             CORPORATION        S&P 500 INDEX           INDEX
8/91                                               100                 100                 100
8/92                                            202.06              108.11              103.75
8/93                                            329.90              123.50              124.24
8/94                                            507.22              130.62              146.48
8/95                                            589.69              158.66              236.58
8/96                                            616.49              189.07              241.56

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Company may recommend.

                                          THE BOARD OF DIRECTORS


Dated: December 6, 1996

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                           OF SOLECTRON CORPORATION,
                            A DELAWARE CORPORATION,
                                      AND
                             SOLECTRON CORPORATION,
                            A CALIFORNIA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of               , 199 (the
"Agreement") is between Solectron Corporation, a Delaware corporation ("Solectron Delaware") and Solectron Corporation, a California corporation ("Solectron California"). Solectron Delaware and Solectron California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. Solectron Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 201,200,000 shares, 200,000,000 of which are designated "Common Stock," $0.001 par value, and 1,200,000 of which are designated "Preferred Stock," $0.001 par value. As of
the date hereof,        shares of Common Stock were issued and outstanding, all
of which were held by Solectron California, and no shares of Preferred Stock were issued and outstanding.

     B. Solectron California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 81,200,000 shares, 80,000,000 of which are designated "Common Stock," no par value, and 1,200,000 of which are designated "Preferred Stock," no par value. As of November 15, 1996, 52,966,689 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of Solectron California has determined that, for the purpose of effecting the reincorporation of Solectron California in the State of Delaware, it is advisable and in the best interests of Solectron California and its shareholders that Solectron California merge with and into Solectron Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Solectron Delaware and Solectron California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Solectron Delaware and Solectron California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Solectron California shall be merged with and into Solectron Delaware (the "Merger"), the separate existence of Solectron California shall cease and Solectron Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Solectron Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Solectron Corporation.

     1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Solectron California shall cease and Solectron Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Solectron California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Solectron California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Solectron Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Solectron California in the same manner as if Solectron Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                 II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Solectron Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of Solectron Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 DIRECTORS AND OFFICERS. The directors and officers of Solectron California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III.  MANNER OF CONVERSION OF STOCK

     3.1 SOLECTRON CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Solectron California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

     3.2 SOLECTRON CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Solectron California under the option plans and all other employee benefit plans of Solectron California. Each outstanding and unexercised option of Solectron California Common Stock (an "Option") shall become an option for the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of Solectron California Common Stock, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Solectron California Option at the Effective Date of the Merger. This Section 3.2(a) shall not apply to outstanding shares of Solectron California Common Stock. Such Common Stock is subject to Section 3.1 hereof.

     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options equal to the number of shares of Solectron California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 SOLECTRON DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Solectron Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Solectron Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Solectron California Common Stock may, at such stockholder's option, surrender the same for cancellation to First National Bank of Boston, Dorchester, Massachusetts, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Solectron California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Solectron California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Solectron California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Solectron Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Solectron Delaware that such tax has been paid or is not payable.

                                  IV.  GENERAL

     4.1 COVENANTS OF SOLECTRON DELAWARE. Solectron Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Solectron Delaware of all of the franchise tax liabilities of Solectron California; and

          (c) take such other actions as may be required by the California General Corporation Law.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by Solectron Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Solectron California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Solectron Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Solectron California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Solectron Delaware are fully authorized in the name and on behalf of Solectron California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Solectron California or of Solectron Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Solectron California or by the sole stockholder of Solectron Delaware, or by both.

     4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 777 Gibraltar Drive, Milpitas, California 95035 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Solectron Corporation, a Delaware corporation, and Solectron Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                           SOLECTRON CORPORATION,
                                           a Delaware corporation

                                           By:
                                           -------------------------------------
                                               Koichi Nishimura
                                             President, Chief Executive Officer
                                             and Chairman of the Board

ATTEST:

-------------------------------------------------------
Susan Wang
Senior Vice President, Chief Financial
Officer and Secretary
                                           SOLECTRON CORPORATION,
                                           a California corporation

                                           By:
                                           -------------------------------------
                                               Koichi Nishimura
                                             President, Chief Executive Officer
                                             and Chairman of the Board

ATTEST:

-------------------------------------------------------
Susan Wang
Senior Vice President, Chief Financial
Officer and Secretary

                             SOLECTRON CORPORATION
                            A CALIFORNIA CORPORATION

                             OFFICERS' CERTIFICATE

Koichi Nishimura and Susan Wang certify that:

     1. They are the President, Chief Executive Officer and Chairman of the Board and the Senior Vice President, Chief Financial Officer and Secretary, respectively, of Solectron Corporation, a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There were 52,966,689 shares of Common Stock outstanding as of the record date (the "Record Date") and entitled to vote at the shareholders' meeting at which the Agreement and Plan of Merger attached hereto was approved. There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

     6. Koichi Nishimura and Susan Wang further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

     Executed in Milpitas, California on               , 199  .

                                          --------------------------------------
                                               Koichi Nishimura, President,
                                           Chief Executive Officer and Chairman
                                                       of the Board

                                          --------------------------------------
                                            Susan Wang, Senior Vice President,
                                          Chief Financial Officer and Secretary

                             SOLECTRON CORPORATION
                             A DELAWARE CORPORATION

                             OFFICERS' CERTIFICATE

Koichi Nishimura and Susan Wang certify that:

     1. They are the President, Chief Executive Officer and Chairman of the Board and the Senior Vice President, Chief Financial Officer and Secretary, respectively, of Solectron Corporation, a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There are           shares of Common Stock outstanding and entitled to
vote on the Agreement and Plan of Merger attached hereto. There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     6. Koichi Nishimura and Susan Wang further declare under penalty of perjury under the laws of the State of Delaware that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

     Executed in Milpitas, California on               , 199  .

                                          --------------------------------------
                                               Koichi Nishimura, President,
                                           Chief Executive Officer and Chairman
                                                       of the Board

                                          --------------------------------------
                                            Susan Wang, Senior Vice President,
                                          Chief Financial Officer and Secretary

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SOLECTRON CORPORATION

     Solectron Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST:              The name of the Corporation is Solectron Corporation (the
                    "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This corporation is authorized to issue two classes of shares: Common Stock and Preferred Stock. The total number of shares which this corporation is authorized to issue is two hundred one million two hundred thousand (201,200,000) shares. The number of shares of Common Stock authorized is two hundred million (200,000,000) shares, $.001 par value. The number of shares of Preferred Stock authorized is one million two hundred thousand (1,200,000) shares, $.001 par value.

                    The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

                    For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series.

                    If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH: The name and mailing address of the incorporator are as follows:

                                  NAME                 MAILING ADDRESS
                             --------------    --------------------------------
                             Susan Wang        Solectron Corporation
                                               847 Gibraltar Drive, Building 5
                                               Milpitas, CA 95035

SIXTH:              The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

EIGHTH: A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Commencing with the first annual meeting of stockholders held after calendar 1997 (the "First Annual Meeting"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
                    III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. At each annual meeting after the First Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

                    B. Vacancies occurring on the Board of Directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation at which the class to which the directorship belongs is to be elected and until his or her successor shall have been duly elected and qualified.

NINTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ELEVENTH:           A. To the fullest extent permitted by the Delaware General
                    Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                    B. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TWELFTH: At the election of directors of the Corporation, each holder of stock of any class of series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

THIRTEENTH:         Meetings of stockholders may be held within or without the
                    State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

FOURTEENTH:         Stockholders of the Corporation may not take action by
                    written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

FIFTEENTH:          Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

SIXTEENTH:          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly, has
hereunto set her hand this      day of             , 199  .

                                          --------------------------------------
                                          Susan Wang

                                   EXHIBIT C

                                     BYLAWS
                                       OF
                             SOLECTRON CORPORATION

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I -- CORPORATE OFFICES..........................................................    1
     1.1    REGISTERED OFFICE...........................................................    1
     1.2    OTHER OFFICES...............................................................    1
ARTICLE II -- MEETINGS OF STOCKHOLDERS..................................................    1
     2.1    PLACE OF MEETINGS...........................................................    1
     2.2    ANNUAL MEETING..............................................................    1
     2.3    SPECIAL MEETINGS............................................................    1
     2.4    NOTICE OF STOCKHOLDERS' MEETINGS............................................    1
     2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS.............    2
     2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE................................    3
     2.7    QUORUM......................................................................    3
     2.8    ADJOURNED MEETING; NOTICE...................................................    3
     2.9    VOTING......................................................................    3
     2.10   WAIVER OF NOTICE............................................................    4
     2.11   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.....................    4
     2.12   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.................    4
     2.13   PROXIES.....................................................................    4
     2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE.......................................    4
     2.15   CONDUCT OF BUSINESS.........................................................    5
ARTICLE III -- DIRECTORS................................................................    5
     3.1    POWERS......................................................................    5
     3.2    NUMBER OF DIRECTORS.........................................................    5
     3.3    ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS......................    5
     3.4    RESIGNATION AND VACANCIES...................................................    6
     3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE....................................    6
     3.6    FIRST MEETINGS..............................................................    7
     3.7    REGULAR MEETINGS............................................................    7
     3.8    SPECIAL MEETINGS; NOTICE....................................................    7
     3.9    QUORUM......................................................................    7
     3.10   WAIVER OF NOTICE............................................................    7
     3.11   ADJOURNED MEETING; NOTICE...................................................    8
     3.12   CONDUCT OF BUSINESS.........................................................    8
     3.13   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........................    8
     3.14   FEES AND COMPENSATION OF DIRECTORS..........................................    8
     3.15   APPROVAL OF LOANS TO OFFICERS...............................................    8
     3.16   REMOVAL OF DIRECTORS........................................................    8
     3.17   ADVISORY DIRECTORS..........................................................    8
ARTICLE IV -- COMMITTEES................................................................    9
     4.1    COMMITTEES OF DIRECTORS.....................................................    9
     4.2    COMMITTEE MINUTES...........................................................    9
     4.3    MEETINGS AND ACTION OF COMMITTEES...........................................    9

                                                                                          PAGE
                                                                                          ----
ARTICLE V -- OFFICERS...................................................................   10
     5.1    OFFICERS....................................................................   10
     5.2    ELECTION OF OFFICERS........................................................   10
     5.3    REMOVAL AND RESIGNATION OF OFFICERS.........................................   10
     5.4    CHAIRMAN OF THE BOARD.......................................................   10
     5.5    PRESIDENT...................................................................   10
     5.6    VICE PRESIDENTS.............................................................   10
     5.7    SECRETARY...................................................................   11
     5.8    CHIEF FINANCIAL OFFICER.....................................................   11
ARTICLE VI -- INDEMNITY.................................................................   11
     6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................   11
     6.2    INDEMNIFICATION OF OTHERS...................................................   12
     6.3    INSURANCE...................................................................   12
     6.4    PAYMENT OF EXPENSES IN ADVANCE..............................................   12
     6.5    INDEMNITY NOT EXCLUSIVE.....................................................   12
     6.6    CONFLICTS...................................................................   12
ARTICLE VII -- RECORDS AND REPORTS......................................................   13
     7.1    MAINTENANCE AND INSPECTION OF RECORDS.......................................   13
     7.2    INSPECTION BY DIRECTORS.....................................................   13
     7.3    REPRESENTATION OF SHARES OF OTHER CORPORATIONS..............................   13
     7.4    SUBSIDIARY CORPORATIONS.....................................................   13
ARTICLE VIII -- GENERAL MATTERS.........................................................   13
     8.1    STOCK CERTIFICATES; PARTLY PAID SHARES......................................   13
     8.2    LOST CERTIFICATES...........................................................   14
     8.3    CONSTRUCTION; DEFINITIONS...................................................   14
     8.4    DIVIDENDS...................................................................   14
     8.5    FISCAL YEAR.................................................................   14
     8.6    SEAL........................................................................   14
     8.7    TRANSFER OF STOCK...........................................................   14
     8.8    STOCK TRANSFER AGREEMENTS...................................................   15
     8.9    REGISTERED..................................................................   15
     8.10   EXECUTION OF CONTRACTS......................................................   15
ARTICLE IX -- AMENDMENTS................................................................   15
ARTICLE X -- DISSOLUTION................................................................   15
ARTICLE XI -- CUSTODIAN.................................................................   16
     11.1   APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES.................................   16
     11.2   DUTIES OF CUSTODIAN.........................................................   16

                                     BYLAWS
                                       OF
                             SOLECTRON CORPORATION

                                   ARTICLE I

                               CORPORATE OFFICES

1.1 REGISTERED OFFICE

     The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2 OTHER OFFICES

     The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

     Meetings of stockholders shall be held at the principal executive office of the corporation, within or outside the State of Delaware, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

2.2 ANNUAL MEETING

     Annual meetings of the stockholders shall be held, each year, at the time and on the day so designated by resolution of the Board of Directors.

     At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

2.3 SPECIAL MEETINGS

     A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or the Secretary. Except as next provided, notice shall be given as for the annual meeting.

     Upon receipt of a written request addressed to the Chairman, President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty five nor more than sixty days after the receipt of such request.

2.4 NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to stockholders entitled to vote thereat by the Secretary or an assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or stockholder.

     Such notices or any reports shall be given personally or by mail or other means of written communication and shall be sent to the stockholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice.

     Notice of any meeting of stockholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the stockholders. At any meetings where directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

     If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the Company, inside or outside the State of Delaware, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

     To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

          (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

          (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

          (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7 QUORUM

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders required initially to constitute a quorum.

     When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.8 ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 and Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

     Except as may otherwise be provided in the certificate of incorporation or the last paragraph of this Section 2.9, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock of any class or series who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

2.10 WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to express consent or dissent to corporate action in writing without a meeting (if otherwise permitted by these bylaws and the corporation's certificate of incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If the Board of Directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13 PROXIES

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15 CONDUCT OF BUSINESS

     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

                                  ARTICLE III

                                   DIRECTORS

3.1 POWERS

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

3.2 NUMBER OF DIRECTORS

     The Board of Directors shall consist of nine (9) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

3.3 ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The term of office of a director shall begin immediately after election. Commencing with the first annual meeting of stockholders after calendar year 1997 (the "First Annual Meeting"), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting after the annual meeting of stockholders scheduled to be held thereafter, directors to replace those of a Class office whose terms expire at such annual meeting shall be elected to hold office until

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

the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

3.4 RESIGNATION AND VACANCIES

     Any director may resign at any time upon written notice to the corporation. Stockholders may remove directors with cause. Any vacancy occurring in the Board of Directors because of resignation or death of a director may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at the next succeeding annual meeting of stockholders at which the class to which the directorship belongs is to be elected or at a special meeting called for that purpose.

     Unless otherwise provided in the certificate of incorporation or these bylaws:

          (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place as is designated in the notice of the meeting.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Accurate minutes of any meeting of the Board of Directors or any committee thereof shall be maintained by the Secretary or other office designated for that purpose.

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

3.6 FIRST MEETINGS

     The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.

3.7 REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held without notice at the corporate offices or such other place, within or without the State of Delaware, at such time and place as the Board designates.

3.8 SPECIAL MEETINGS; NOTICE

     Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any vice president or the Secretary or by any two directors, or by one director if only one is provided.

     At least twenty-four (24) hours notice of the time and place of special meetings shall be delivered personally to the directors or personally communicated to them by a corporate officer by telephone or telegraph. If the notice is sent to a director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held). In case such notice is sent by letter, it shall be sent by courier at least two (2) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such director.

     When all of the directors are present at any directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or (ii) if a majority of the directors is present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation or (iii) if a director attends a meeting without notice, but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

3.9 QUORUM

     A majority of the number of directors as fixed by the certificate of incorporation or bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

3.10 WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

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

3.11 ADJOURNED MEETING; NOTICE

     Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all directors not present at the time of the adjournment.

3.12 CONDUCT OF BUSINESS

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.14 FEES AND COMPENSATION OF DIRECTORS

     Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

3.15 APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.16 REMOVAL OF DIRECTORS

     Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed with cause by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.17 ADVISORY DIRECTORS

     The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available

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

from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

                                   ARTICLE IV

                                   COMMITTEES

4.1 COMMITTEES OF DIRECTORS

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2 COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings),
Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment),
Section 3.12 (conduct of business) and Section 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

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

                                   ARTICLE V

                                    OFFICERS

5.1 OFFICERS

     The officers of the corporation shall be chairman of the board or a president or both, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

     Except as otherwise provided in this Section 5.2, the officers of the corporation shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     The Board of Directors may appoint such officers and agents of the business as the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

5.3 REMOVAL AND RESIGNATION OF OFFICERS

     Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors or, in the case of an officer appointed by the President, by the President.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

5.4 CHAIRMAN OF THE BOARD

     The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these bylaws.

5.5 PRESIDENT

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President, unless otherwise determined by the Board of Directors, shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

5.6 VICE PRESIDENTS

     In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the President or the Chairman of the Board.

5.7 SECRETARY

     The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

5.8 CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

                                   ARTICLE VI

                                   INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

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

6.2 INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware and this Section 6.

6.4 PAYMENT OF EXPENSES IN ADVANCE

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors, may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 6.

6.5 INDEMNITY NOT EXCLUSIVE

     The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

6.6 CONFLICTS

     No indemnification or advance shall be made under this Section 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

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

                                  ARTICLE VII

                              RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.4 SUBSIDIARY CORPORATIONS

     Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

                                  ARTICLE VIII

                                GENERAL MATTERS

8.1 STOCK CERTIFICATES; PARTLY PAID SHARES

     The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer or the secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2 LOST CERTIFICATES

     Except as provided in this Section 8.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.3 CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.4 DIVIDENDS

     The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

8.5 FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.6 SEAL

     The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.7 TRANSFER OF STOCK

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.8 STOCK TRANSFER AGREEMENTS

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.9 REGISTERED STOCKHOLDERS

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.10 EXECUTION OF CONTRACTS

     The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 142 of Delaware General Corporation Law.

                                   ARTICLE IX

                                   AMENDMENTS

     The original or other bylaws of the corporation may be adopted, amended or repealed by a majority of the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

     Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE X

                                  DISSOLUTION

     If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

                                   ARTICLE XI

                                   CUSTODIAN

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

          (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

          (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

          (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2 DUTIES OF CUSTODIAN

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                                   EXHIBIT D

                             SOLECTRON CORPORATION
                       FORM OF INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("AGREEMENT") is entered into as of the
day of             , 1996 by and between Solectron Corporation, a Delaware
corporation (the "COMPANY") and             ("INDEMNITEE").

                                    RECITALS

     A. The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

     B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

     C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

     D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitees to the maximum extent permitted by law.

     E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

     1. Indemnification.

          (a) Indemnification of Expenses. The Company shall indemnify to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "CLAIM") by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an "INDEMNIFIABLE EVENT") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitees as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "EXPENSES"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty days after written demand by Indemnitees therefor is presented to the Company.

          (b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an "EXPENSE ADVANCE") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agree to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commence legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

          (c) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by Indemnitees and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (d) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

     2. Expenses; Indemnification Procedure.

          (a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than twenty days after written demand by Indemnitee therefor to the Company.

          (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          (c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

          (d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

          (e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or
     (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

     3. Additional Indemnification Rights; Nonexclusivity.

          (a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 8(a) hereof.

          (b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

     4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     7. Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) Excluded Action or Omissions. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

          (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

          (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     10. Construction of Certain Phrases.

          (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

          (c) For purposes of this Agreement a "Change in Control" shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

          (d) For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitees within the last three years (other than with respect to matters concerning the rights of Indemnitees under this Agreement, or of other indemnitees under similar indemnity agreements).

          (e) For purposes of this Agreement, a "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.

          (f) For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company's request.

     13. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and crossclaims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

     14. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid,

(b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

     16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     17. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

     18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

     21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          SOLECTRON CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

AGREED TO AND ACCEPTED BY:

--------------------------------------
[Signature of Indemnitee]

Address:
--------------------------------------
--------------------------------------
--------------------------------------

 PROXY                       SOLECTRON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Koichi Nishimura and Susan Wang, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Solectron Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at The Westin Hotel, Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054 on Thursday, January 9, 1997 at 9:00 a.m. Pacific Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated December 6, 1996 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's Annual Report for the year ended August 31, 1996.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 7.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

/ X /  PLEASE MARK VOTES AS IN THIS EXAMPLE

1. ELECTION OF DIRECTORS.

Nominees:

                                  FOR       WITHHELD

Koichi Nishimura, Ph.D.          /   /       /   /

Winston H. Chen, Ph.D.           /   /       /   /

Richard A. D'Amore               /   /       /   /

Charles A. Dickinson             /   /       /   /

Heinz Fridrich                   /   /       /   /

Kenneth E. Haughton, Ph.D.       /   /       /   /

Paul R. Low, Ph.D.               /   /       /   /

W. Ferrell Sanders               /   /       /   /

Osamu Yamada                     /   /       /   /


MARK HERE IF YOU PLAN TO ATTEND THE MEETING   /   /

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   /   /




2. PROPOSAL TO APPROVE A CHANGE IN THE COMPANY'S STATE OF INCORPORATION
   FROM CALIFORNIA TO DELAWARE, AND THEREBY TO EFFECT THE FOLLOWING CHANGES TO THE COMPANY: THE ELIMINATION OF THE RIGHT OF SHAREHOLDERS TO CALL A SPECIAL MEETING AND TO ACT BY WRITTEN CONSENT, THE ADDITION OF ADVANCE NOTICE REQUIREMENTS FOR DIRECTOR NOMINEES AND BUSINESS ITEMS PROPOSED BY SHAREHOLDERS, AND THE ELIMINATION OF THE RIGHT TO REMOVE DIRECTORS WITHOUT CAUSE.

          FOR           AGAINST            ABSTAIN

          /  /           /  /                /  /

3. PROPOSAL TO APPROVE THE ESTABLISHMENT OF A CLASSIFIED BOARD OF DIRECTORS OF THE COMPANY (TO BE INPLEMENTED IF APPROVED AND IF PROPOSAL TWO ABOVE IS APPROVED AND AFTER THE PROPOSED REINCORPORATION IN DELAWARE).

4. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 200,000,000 (TO BE IMPLEMENTED IF APPROVED AND IF PROPOSAL TWO ABOVE IS APPROVED AND AFTER THE PROPOSED REINCORPORATION IN DELAWARE).


5. PROPOSAL TO APPROVE THE FORM OF INDEMNIFICATION AGREEMENT BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS (TO BE IMPLEMENTED IF APPROVED AND IF PROPOSAL TWO ABOVE IS APPROVED AND AFTER THE PROPOSED REINCORPORATION IN DELAWARE).

          FOR           AGAINST            ABSTAIN

          /  /           /  /                /  /


6. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE AGGREGATE MAXIMUM NUMBER OF SHARES ISSUABLE THEREUNDER TO 8,500,000.


          FOR           AGAINST            ABSTAIN

          /  /           /  /                /  /


7. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 1997.

          FOR           AGAINST            ABSTAIN

          /  /           /  /                /  /

   AND IN THEIR DISCRETION, UPON SUCH OTHER MATTER, OR MATTERS, WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE, FOR THE ESTABLISHMENT OF A CLASSIFIED BOARD OF DIRECTORS, FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY, FOR THE APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT TO BE ENTERED INTO BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS, FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature: _____________________________________________ Date ____________

Signature: _____________________________________________ Date ____________